UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a–12

SAMSON OIL & GAS LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a–6(i)(1) and 0–11.

	(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

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SAMSON OIL & GAS LIMITED

(ABN 25 009 069 005)

NOTICE OF GENERAL MEETING

EXPLANATORY MEMORANDUM

ANNEXURE A – U.S. PROXY STATEMENT

PROXY FORM

Date:	Wednesday, 27 January 2016

Time:	11.00am AWST

Venue:	Level 1, AMP Building
140 St Georges Terrace
Perth, WA 6000

These documents should be read in their entirety. If shareholders are in doubt as to how they should vote, they should seek advice from their accountant, solicitor or other professional adviser prior to voting.

SAMSON OIL & GAS LIMITED

(ABN 25 009 069 005)

NOTICE OF GENERAL MEETING

NOTICE IS HEREBY GIVEN that a general meeting of Samson Oil & Gas Limited will be held at Level 1, AMP Building 140 St Georges Terrace, Perth, Western Australia 6000 on Wednesday, 27 January 2016 at 11.00am (Perth, Western Australia time).

AGENDA

ORDINARY BUSINESS

Resolution 1: Election of Director – Peter Hill

To consider, and if thought fit to pass, the following resolution as an ordinary resolution:

“That in accordance with rule 3.4 of the Constitution, Peter Hill, having been nominated and having consented to act and being eligible, is elected as a Director of the Company.”

Resolution 2: Election of Director – Gregory Channon

To consider, and if thought fit to pass, the following resolution as an ordinary resolution:

“That in accordance with rule 3.4 of the Constitution, Gregory Channon, having been nominated and having consented to act and being eligible, is elected as a Director of the Company.”

Resolution 3: Election of Director – Denis Rakich

To consider, and if thought fit to pass, the following resolution as an ordinary resolution:

“That in accordance with rule 3.4 of the Constitution, Denis Rakich, having been nominated and having consented to act and being eligible, is elected as a Director of the Company.”

Resolution 4: Election of Director – Keith Skipper

To consider, and if thought fit to pass, the following resolution as an ordinary resolution:

“That in accordance with rule 3.4 of the Constitution, Keith Skipper, having been nominated and having consented to act and being eligible, is elected as a Director of the Company.”

PROXIES

In accordance with section 249L of the Corporations Act, members are advised that:

•	each member has a right to appoint a proxy;

Notice of General Meeting 27 January 2016 1

•	the proxy need not be a member of the Company;
•	a member who is entitled to cast two or more votes may appoint two proxies and may specify the proportion or number of votes each proxy is appointed to exercise. If no proportion or number is specified, then in accordance with section 249X(3) of the Corporations Act, each proxy may exercise one-half of the votes.

In accordance with section 250BA of the Corporations Act, the Company specifies the following information for the purposes of receipt of proxy appointments:

Registered Office:	Level 16, AMP Building, 140 St Georges Terrace Perth WA 6000
Facsimile Number:	(08) 9220 9820 (international number: +61 8 9220 9820)
Postal Address:	PO Box 7654, Cloisters Square, Perth, WA 6850

Each member entitled to vote at the General Meeting has the right to appoint a proxy to attend and vote at the Meeting on his behalf. The member may specify the way in which the proxy is to vote on each resolution or may allow the proxy to vote at his discretion.

The instrument appointing the proxy must be received by the Company at the address specified above at least 48 hours before the time notified for the Meeting (proxy forms can be lodged by facsimile). Proxy forms received later than 11.00am (AWST) on Monday 25 January 2016 will be invalid.

CORPORATE REPRESENTATIVES

Any corporate Shareholder who has appointed a person to act as its corporate representative at the Meeting should provide that person with a certificate or letter executed in accordance with the Corporations Act authorising him or her to act as that company’s representative. The authority may be sent to the Company and/or registry in advance of the Meeting or handed in at the Meeting when registering as a corporate representative.

ENTITLEMENT TO ATTEND AND VOTE

The Company may specify a time, not more than 48 hours before the Meeting, at which a “snap-shot” of Shareholders will be taken for the purposes of determining Shareholder entitlements to vote at the Meeting.

In accordance with regulation 7.11.37 of the Corporations Regulations 2001, the Company has determined that Shares held as at 4.00pm (AWST) on Monday 25 January 2016 will be taken, for the purposes of the General Meeting, to be held by the persons registered as holding them at that time.

By Order of the Board

DENIS I RAKICH

Company Secretary

25 November 2015

Notice of General Meeting 27 January 2016 2

SAMSON OIL & GAS LIMITED

(ABN 25 009 069 005)

EXPLANATORY MEMORANDUM TO SHAREHOLDERS

1.	Introduction

This Explanatory Memorandum has been prepared for the information of Shareholders of Samson Oil & Gas Limited in connection with the business to be transacted at a general meeting of the Company to be held on Wednesday, 27 January 2016.

At the Meeting Shareholders will be asked to consider resolutions for the appointment of four new Directors.

Attached to this Explanatory Memorandum as Annexure A is a Proxy Statement for US compliance purposes only.

2.	Background

2.1	Spill Resolution

Under the Corporations Act, a company is required to put to its shareholders a resolution proposing the calling of another meeting of shareholders to consider the appointment of directors of the company (“Spill Resolution”) if, at two consecutive annual general meetings (“AGMs”), at least 25% of the votes cast on the resolution to approve the adoption of the company’s remuneration report are voted against its adoption. If required, the Spill Resolution must be put to the vote at the second of those AGMs.

A Spill Resolution was duly passed by Shareholders at the Company’s AGM held on 29 October 2015.

2.2	Spill Meeting

A company must convene a shareholders’ meeting (“Spill Meeting”) within 90 days of a Spill Resolution being passed.

All of the directors of the company who were in office when the resolution to make the directors’ report containing the remuneration report considered at the second AGM was approved, other than the managing director who is exempt from this requirement (“Vacating Directors”), will cease to hold office immediately before the end of the Spill Meeting, but may stand for re-election at that meeting.

The business of the Spill Meeting will be to consider resolutions to appoint persons to offices vacated by the Vacating Directors.

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2.3	Who will be Directors following the Spill Meeting?

Following the Spill Meeting those persons whose election as directors of the Company is approved will be the directors of the Company, together with any existing Directors who were not required to stand for re-election at the Spill Meeting.

In this regard:

(a)	Dr Victor Rudenno and Dr DeAnn Craig, who are Vacating Directors, have advised the Company that they will not stand for re-election at the Spill Meeting and accordingly will cease to hold office immediately before the end of the Spill Meeting; and

(b)	Mr N C Fearis, who was appointed a Director on 5 November 2015 and is not required to vacate office at the Spill Meeting, has nevertheless signified his intention to retire from office immediately following the Spill Meeting, subject only to the statutory minimum number of Directors being elected at that meeting.

3.	Application to the Company

At the Company’s previous two AGMs, held on 11 November 2014 and 29 October 2015 respectively, at least 25% of the votes cast on the resolution to adopt the remuneration report were voted against its adoption.

As noted above, a Spill Resolution was duly passed by Shareholders at the second AGM, held on 29 October 2015. Consequently, the Company is required to convene this Spill Meeting on or before 27 January 2016.

The Vacating Directors are Chairman Victor Rudenno and non-executive Director DeAnn Craig. As noted above, Dr Rudenno and Dr Craig do not intend to stand for re-election at the Spill Meeting and accordingly will cease to hold office immediately before the end of the Spill Meeting.

The Managing Director Terence Barr is exempt from this requirement and is therefore not a Vacating Director.

The Company has received nominations for the election of Peter Hill, Gregory Channon, Denis Rakich and Keith Skipper as Directors at the Spill Meeting. Of these gentlemen, Mr Skipper retired from office and was not re-elected at the AGM held on 29 October 2015.

Accordingly, the business of the General Meeting is to put to the vote resolutions to elect Dr Hill, Mr Channon, Mr Rakich and Mr Skipper as directors of the Company.

Notice of General Meeting 27 January 2016 4

4.	Resolution 1: Election of Peter Hill as a Director

Dr. Hill has over 40 years of experience in the international oil and natural gas industry. He commenced his career in 1972 and spent 22 years in senior positions at British Petroleum including Chief Geologist, Chief of Staff for BP Exploration, President of BP Venezuela and Regional Director for Central and South America. Dr. Hill then worked as Vice President of Exploration at Ranger Oil Ltd. in England (1994-1995), Managing Director Exploration and Production at Deminex GMBH Oil in Germany (1995-1997), Technical Director/Chief Operating Officer at Hardy Oil & Gas plc (1998-2000), President and Chief Executive Officer at Harvest Natural Resources, Inc. (2000-2005), Director/Chairman at Austral Pacific Energy Ltd. (2006-2008), independent advisor to Palo Alto Investors (January 2008 to December 2009), Non-Executive Chairman at Toreador Resources Corporation (January 2009 to April 2011), Director of Midstates Petroleum Company, Inc. (April 2013 to March 2015), and interim President and Chief Executive Officer of Midstates Petroleum Company, Inc. (March 2014 to March 2015). Dr. Hill has a B.Sc. (Honors) in Geology and a Ph.D. He has provided advisory and consultancy roles to hedge funds, banks, and companies involved in the upstream oil and gas sector. Held non-executive board positions, Chairman, and been involved in international negotiations at government level.

His extensive experience in management, corporate leadership, non-executive directorship and consulting, combined with technical expertise, has provided the skills necessary to lead, build teams and deliver business success. The career path to date is a proven track record of significant value creation for all stakeholders served. The key ingredient is to develop a solid strategic position based on quality assets and the highest principles of governance, openness and honest discussion. Mr Hill also advised Massachusetts Institute of Technology (MIT) and their start-up companies. Gradiant and FastCap, were initiated by MIT post-graduates/faculty and have patents that offer decisive break-through technologies in the energy space. Preserving founder equity and introducing specific clients are key roles that assist the development and value growth of the ventures.

Dr. Hill is the non-executive Chairman of Triangle Petroleum Corporation.

5.	Resolution 2: Election of Gregory Channon as a Director

Greg Channon is a geologist with 31 years of global oil and gas experience in a great variety of technical and leadership roles. He is currently the Chief Executive Officer of Pathfinder Energy Pty Ltd.

During his career, Mr Channon has worked with a range of E&P companies, including Santos, Fletcher Challenge Energy, Shell, Swift Energy and BrightOil. He has lived and worked in Australia, New Zealand, USA, Hong Kong, China and Africa. In the United States, he has worked in Appalachia, Colorado, California and Texas.

Mr Channon started his career as a Wellsite and Operations Geologist in Delhi Petroleum in 1984. He worked in the Cooper Basin at a time when Santos and Delhi were running up to 12 rigs, and participated in over 10 wildcat discoveries, providing a strong grounding in onshore and offshore drilling and operations.

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In 1987, Mr Channon joined Santos as an Explorationist, making the first discovery of oil in the Triassic sediments of the Cooper Basin and is the author of current definition of the Triassic stratigraphy in the Basin. Over the next 13 years with Santos, Mr Channon undertook various exploration, planning, economics and new ventures roles. He was a Team Leader for offshore Australia and had a leading role in Santos’ International New Ventures and New Business Groups. During this time he made a number of oil and gas discoveries in the Cooper Basin and Timor Sea, including the Elang, Kakatua and Bayu Undan fields.

In 2000, Mr Channon moved to New Zealand with Fletcher Challenge Energy and later became the Exploration Portfolio Manager for Shell in New Zealand. Whilst in New Zealand he also worked for Swift Energy as their Manger of Geology, successfully undertaking a 6 well appraisal and development of the Kauri gas field in the Taranaki Basin.

By 2005, Mr Channon had returned to Australia and taken up the role of CEO for the unconventional gas start-up company Alto Energy. He secured and developed a portfolio of shale gas assets in the Appalachia region of the USA. In 2006 he joined Salinas Energy as General Manager, undertaking a heavy oil development in California, USA.

In 2009, Mr Channon moved to Hong Kong and joined Brightoil Petroleum Holdings Limited as the Upstream CEO. The company had just listed on the Hong Kong Securities Exchange and over the next 3 years, grew the company from a market capitalization of just US$200 million to a multi-billion dollar diversified oil and gas company. Upon returning to Australia in 2012, Mr Channon consulted with a number of small start-ups, both in Australia and Canada before joining Pathfinder.

During his career, Mr Channon has gained a vast range of diverse oil and gas expertise, including exploration, operations, development, production, economics and commercial negotiations and IPO start-ups. He has sat on the Board of Directors of companies listed on the ASX, TSX and HKSE.

6.	Resolution 3: Election of Denis Rakich as a Director

Mr Rakich is a fellow of CPA Australia, holds a Bachelor of Business from Edith Cowan University. Mr Rakich started his business career with Dresser Industries Inc, Australia as an Accountant. Mr Rakich has served as a Director and/ or Company Secretary on numerous ASX-listed public companies within the petroleum and minerals industries over a period of 30 years, including Resolute Resources Limited, Marymia Exploration NL, Reliance Mining Limited, Victoria Petroleum NL (now known as Senex Energy Limited), A-Cap Resources Limited and Ausgold Limited. Mr Rakich is a resident of Australia and is currently an executive director of Ausgold Limited.

Mr Rakich is the Company Secretary of Samson Oil & Gas Limited, a position he has held for the past 17 years.

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7.	Resolution 4: Election of Keith Skipper as a Director

Mr. Skipper holds a B.Sc (Hons) degree in Geology from Reading University (United Kingdom) and a Master of Science from McMaster University (Canada).  He commenced his career with Amoco Canada Petroleum Limited in 1970.  Mr. Skipper’s experience includes ten years with Bridge Oil Ltd and several years with Pan Canadian Petroleum Limited (now part of Encana Corporation) and Antrim Energy Inc. in management and senior executive positions. He is a resident of Australia.

Mr Skipper was appointed as a director of the Company on 15 September 2008. He retired as a Director at the Company’s Annual General Meeting held on 29 October 2015 and was not re-elected at that meeting.

8.	Glossary

The following terms and abbreviations used in this Explanatory Memorandum (but not in Annexure A) have the following meanings:

ASX	ASX Limited (ACN 008 624 691) or the securities exchange operated by ASX Limited, as the context requires.

ASX Listing Rules or Listing Rules	The Official Listing Rules of the ASX, as amended from time to time.

Board	The board of directors of the Company.

Constitution	The constitution of the Company.

Corporations Act	Corporations Act 2001 (Cth).

Director	A director of the Company.

General Meeting or Meeting	The general meeting of the Company to be held on Wednesday, 27 January 2016.

Notice of Meeting	The notice convening the General Meeting which accompanies this Explanatory Memorandum.

Samson or Company	Samson Oil & Gas Limited (ABN 25 009 069 005).

Shareholder	A holder of a Share.

Shares	Fully paid ordinary shares in the Company.

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9.	Directors’ recommendations

In view of the nature of the resolutions to be put to Shareholders at the Meeting, your existing Directors, Victor Rudenno, Terry Barr, DeAnn Craig and Neil Fearis, do not consider it appropriate to make a recommendation to Shareholders on how to vote at the Spill Meeting.

10.	Action to be taken by Shareholders

Shareholders should read this Explanatory Memorandum carefully before deciding how to vote on the resolutions set out in the Notice of Meeting. Shareholders who are unsure as to how to vote should consult their stockbroker or other professional adviser.

Attached to the Notice of Meeting is a proxy form for use by Shareholders. All Shareholders are invited and encouraged to attend the General Meeting or, if they are unable to attend in person, to complete, sign and return the proxy form to the Company in accordance with the instructions contained in the proxy form and the Notice of Meeting. Lodgement of a proxy form will not preclude a Shareholder from attending and voting at the General Meeting in person.

THE CHAIRMAN HAS STATED THAT HE INTENDS TO VOTE ALL SHARES IN RESPECT OF WHICH HE HAS BEEN APPOINTED PROXY BUT WITHOUT A DIRECTION AS TO HOW TO VOTE IN FAVOUR OF ALL RESOLUTIONS TO BE CONSIDERED AT THE SPILL MEETING. THEREFORE, IF YOU DO NOT WISH THE CHAIRMAN TO VOTE YOUR SHARES IN THIS MANNER AS YOUR PROXY, YOU SHOULD EITHER:

(1)	DIRECT THE CHAIRMAN HOW TO VOTE ON EACH RESOLUTION;

(2)	APPOINT SOMEONE ELSE TO ACT AS YOUR PROXY IN ACCORDANCE WITH DIRECTIONS ON THE PROXY FORM; OR

(3)	ATTEND THE GENERAL MEETING IN PERSON TO VOTE YOUR SHARES.

Notice of General Meeting 27 January 2016 8

NOTICE OF GENERAL MEETING
27 JANUARY 2016

ANNEXURE “A”

SCHEDULE 14A PROXY STATEMENT
PURSUANT TO THE U.S. SECURITIES EXCHANGE ACT OF 1934

GENERAL INFORMATION

Proxy Solicitation

This proxy statement, in the form mandated by the U.S. Securities and Exchange Commission under United States securities laws (this “U.S. Proxy Statement”), is being furnished by the Board of Directors (the “Board”) of Samson Oil & Gas Limited, an Australian corporation (“we,” “us,” “Samson” or the “Company”), in connection with our solicitation of proxies for Samson’s general meeting of shareholders to be held at the Company’s headquarters at Level 1, AMP Building, 140 St. Georges Terrace, Perth, Western Australia 6000 on January 27, 2016 at 11:00 a.m. Western Australian Standard Time, and at any adjournments or postponements thereof (the “General Meeting” or the “Spill Meeting”).

The information contained in this U.S. Proxy Statement supplements the information provided to holders of ordinary shares in the Notice of General Meeting and the accompanying Explanatory Memorandum to Shareholders and proxy form.

In addition to solicitation by mail, certain of our directors, officers and employees may, to the extent permitted by Australian law, solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. Also, brokers, banks and other persons holding ordinary shares or American Depositary Shares (“ADSs”) representing ownership of ordinary shares on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. To the extent permitted by Australian law, we will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our ordinary shares or ADSs.

This U.S. Proxy Statement and accompanying proxy materials are expected to be first sent to our ordinary shareholders on or about December 24, 2015, and are also available at http://www.samsonoilandgas.com.

Background and Reasons for the General Meeting

Under the Australian Corporations Act (the “Corporations Act”), if, at two consecutive annual general meetings (“AGMs”), at least 25% of the votes cast on resolutions to approve the adoption of a company’s remuneration report for the preceding fiscal year are voted against adoption of the reports, the company is required to submit to its shareholders a resolution (a “Spill Resolution”) proposing the calling of another meeting of shareholders to consider the re-election of the directors of the company (other than the managing director) who were in office at the time the second of those remuneration reports was approved by the directors. If required, a Spill Resolution must be submitted to a vote at the second consecutive AGM. If the Spill Resolution is approved, the company is required to convene a shareholders’ meeting (a “Spill Meeting”) within 90 days of a Spill Resolution being passed.

As a consequence of the Company’s shareholders voting against the adoption of the remuneration reports at its 2014 and 2015 AGMs, a Spill Resolution was submitted to the Company’s shareholders at the 2015 AGM and was duly passed. The General Meeting is a Spill Meeting that is being held pursuant to the requirements of Australian law described above.

At the General Meeting, all of the directors of the Company (other than the Managing Director, Mr. Terence Barr) who were in office at the time when the remuneration report considered by the shareholders at the 2015 AGM was approved by the directors (“Vacating Directors”) will cease to hold office immediately before the end of the General Meeting. A Vacating Director may choose, however, to stand for re-election at the General Meeting. Both of the Vacating Directors, Dr. Victor Rudenno and Dr. DeAnn Craig, have chosen not to stand for re-election at the General Meeting.

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NOTICE OF GENERAL MEETING
27 JANUARY 2016

Other candidates for election to the Board of Directors have been nominated and will be considered for election at a Spill Meeting. In this case, the Managing Director (in his capacity as a shareholder) has nominated three additional candidates, Dr. Peter Hill, Mr. Gregory Channon and Mr. Denis Rakich, for election to the Board at the General Meeting. In addition, Keith Skipper, a shareholder and a former director of the Company, has also proposed himself for election to the Board at the General Meeting.

Following the General Meeting, those nominees whose election as directors of the Company are approved will be the directors of the Company, together with any existing Directors who were not required to stand for re-election at the General Meeting. In this regard, Mr. Neil Fearis, who was appointed a Director on November 4, 2015, is not required to vacate office or stand for re-election at the General Meeting. Mr. Fearis has indicated, however, that he intends to retire from office immediately following the General Meeting, unless his continued service is necessary to ensure there are at least two Australian resident directors in office immediately following the General Meeting or to ensure there is a sufficient number of independent directors to comply with NYSE MKT rules.

Business of the General Meeting

At the Spill Meeting, shareholders will be asked to consider separate resolutions to:

•	Approve the election of director Peter Hill

•	Approve the election of director Gregory Channon

•	Approve the election of director Denis Rakich

•	Approve the election of director Keith Skipper

The matters described in this U.S. Proxy Statement constitute the only business that the Board intends to present or is informed that others will present at the Spill Meeting. The proxy does, however, confer discretionary authority upon the Chairman of the General Meeting to vote on any other business that may properly come before the meeting. The Chairman has stated that he intends to vote all shares in respect of which he has been appointed proxy but without direction as to how to vote the shares in favor of all resolutions considered at the General Meeting. Accordingly, shareholders who do not wish their shares to be voted in favor of all four resolutions should either direct the Chairman how they wish their shares to be voted, appoint another proxy to vote their shares in accordance with the directions on the proxy form, or attend the Spill Meeting in person to vote their shares.

Number of Directors

The Board presently consists of four (4) directors. However, it is possible that, for the reasons explained below, the Board could consist of between three (3) and five (5) directors following the General Meeting.

Generally speaking, to be elected at a Spill Meeting like the General Meeting, a candidate for the Board must receive the affirmative vote of a majority of the shares cast “For” or “Against” with respect to the candidate’s election at the General Meeting. In this case, because Mr. Barr is not subject to re-election and assuming Mr. Fearis retires at the end of the Spill Meeting as he has stated to be his intention, if all four (4) nominees receive the affirmative vote of a majority of the shares cast with respect to their election at the General Meeting (with the result that more than four (4) directors will hold office), then the size of the Board would be immediately increased to five (5) members to be able to seat all four (4) directors elected.

On the other hand, if an insufficient number of candidates receive a majority of the votes cast at the Spill Meeting for the Company to have the statutory minimum of three (3) directors, the Corporations Act provides that the director(s) who receive the greatest number of votes in favor, even though less than a majority, will be deemed elected if and to the extent necessary to meet the minimum Board size. Because Mr. Fearis has indicated that he will retire from the Board at the General Meeting unless his continued service is required by the Corporations Act or to ensure compliance with NYSE MKT rules for independent directors, and Mr. Barr, as the Managing Director, will continue to serve, it is possible that up to two (2) directors could be elected to the Board without receiving a majority of the votes cast. If Mr. Fearis does not retire from the Board, then only one (1) director could be elected to the Board without receiving a majority of the votes cast.

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NOTICE OF GENERAL MEETING
27 JANUARY 2016

Since one of the candidates for the Board, Mr. Peter Hill, is not an Australian resident, and Mr. Barr, the Managing Director, is not an Australian resident, it is possible that, after the General Meeting, the Company will have the minimum three (3) directors but not the two (2) Australian resident directors required by the Corporations Act. In such an event, Mr. Fearis, an Australian resident, is expected to continue to serve on the Board and, if necessary, the Board would appoint one (1) additional Australian resident director.

Since one of the candidates for the Board, Mr. Denis Rakich, would not qualify as an independent director under NYSE MKT rules due to Mr. Rakich’s role as the Company’s Secretary and Mr. Barr, the CEO and Managing Director, is also not an independent director, it is possible that, after the General Meeting, the Company will have the minimum three (3) directors but not the two (2) independent directors required by NYSE MKT rules. In such an event, Mr. Fearis, who is qualified as an independent director under NYSE MKT rules, may elect to continue to serve on the Board and, if necessary, the Board would appoint one (1) additional independent director.

Shareholders Entitled to Vote

Under Australian law, the Company may specify a time not more than 48 hours before the General Meeting at which a record of shareholders will be taken for the purposes of determining shareholder entitlements to vote at the General Meeting. The Company has determined that ordinary shares held as of 4:00 p.m. (AWST) on Monday, January 25, 2016 will be taken, for purposes of determining voting entitlements at the General Meeting, to be held by the persons registered as holding them at that time. Each ordinary share is entitled to one vote on each matter. Cumulative voting is not permitted. Ordinary shareholders voting by proxy must return their proxy form to the Company at least 48 hours prior to the General Meeting in order for their votes to be counted.

As of November 17, 2015, 2,837,834,301 ordinary shares, no par value, were issued and outstanding, of which 2,039,658,000 were held in the form of 10,198,290 American Depositary Shares.

Under our constitution, the quorum for a meeting of holders of ordinary shares is two (2) holders of ordinary shares.

For purposes of determining the number of shares that have been cast for a resolution, a vote of “Abstain” does not increase the number of shares needed to achieve a majority vote. Abstentions are treated as if the shares so voted are not present at the vote on such resolution.

Each ADS holder may vote the ordinary shares underlying their ADSs. ADS holders should read “Differences between ADS Holders and Ordinary Shareholders” directly below.

Differences between ADS Holders and Ordinary Shareholders

The Bank of New York Mellon, as depositary, executes and delivers ADSs on our behalf. We are requesting the depositary, which holds the ordinary shares underlying the ADSs, to seek our ADS holders’ instructions for the General Meeting. As a result, ADS holders may instruct the depositary to vote the ordinary shares underlying their own ADSs. The depositary establishes the ADS record date. The depositary has set the ADS record date for the General Meeting as December 18, 2015.

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NOTICE OF GENERAL MEETING
27 JANUARY 2016

Because we have asked the depositary to seek our ADS holders’ instructions, the depositary will notify our ADS holders of the upcoming vote and arrange to deliver our voting materials and form of notice to them. The depositary then tries, as far as practicable, subject to Australian law and the terms of the depositary agreement, to vote the ordinary shares as our ADS holders instruct. The depositary does not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADS holders. We cannot guarantee that our ADS holders will receive this U.S. Proxy Statement and the other proxy materials from the depositary in time to permit them to instruct the depositary to vote their shares. In addition, there may be other circumstances in which our ADS holders may not be able to exercise voting rights. Furthermore, ADS holders can exercise their right to vote the ordinary shares underlying their ADSs by exchanging their ADSs for ordinary shares. However, even though we are subject to U.S. domestic issuer proxy rules and announcements of our shareholder meetings are made by press release and filed with the SEC, our ADS holders may not know about the meeting early enough to exchange their ADSs for ordinary shares.

Our ADS holders are not required to be treated as holders of ordinary shares and do not have the rights of holders of ordinary shares. A deposit agreement among us, the depositary and our ADS holders sets out ADS holder rights as well as the rights and obligations of the depositary. New York State law governs the deposit agreement and the ADSs.

Differences between Holding Shares of Record and as a Beneficial Owner

If your ordinary shares are registered directly in your name with our transfer agent, Security Transfer Registrars Pty Ltd, you are considered, with respect to those shares, the shareholder of record, and we are sending this U.S. Proxy Statement and the other proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a proxy form for you to use.

Most holders of ordinary shares hold their ordinary shares through a broker or other nominee rather than directly in their own name. If your ordinary shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of the ordinary shares even though they are held in “street name,” and these proxy materials should be forwarded to you by the broker, trustee or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the General Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

If you are an ADS holder and your ADSs are held in a brokerage account or by another nominee, this U.S. Proxy Statement and the other proxy materials are being forwarded to you together with a voting instruction card by your broker or nominee (who received the proxy materials from the depositary). As the beneficial owner of the ADSs, you have the right to direct your broker or nominee, and hence the depositary, how to vote the ordinary shares underlying your ADSs. You are also invited to attend the General Meeting in person.

Attending the General Meeting

All beneficial owners and all holders of record of ordinary shares or ADSs as of the record date, or their duly appointed proxies, may attend the Spill Meeting. If you are a beneficial owner of ordinary shares holding your shares through a broker or nominee (i.e., in street name) or you are an ADS holder or beneficial owner, you may be asked to provide proof of your share ownership on the record date, such as a current account statement, a copy of the voting instruction card provided by your broker, trustee or nominee or the depositary, or other similar evidence, in order to be admitted to the meeting.

Voting in Person at the General Meeting

Ordinary shares held in your name as the shareholder of record may be voted in person at the Spill Meeting. Ordinary shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Spill Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described below so that your vote will be counted if you later decide not to attend the meeting. ADS holders will not be able to vote in person at the General Meeting unless they receive a proxy from the depositary (the sole record holder of ADSs). Instructions for obtaining a proxy from the depositary are included in the material that the depositary sends to ADS holders.

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Voting Without Attending the General Meeting

Whether you hold shares directly as an ordinary shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Spill Meeting. Ordinary shareholders of record may complete and return the enclosed proxy form or may appoint another proxy to vote their shares, as described in the Notice of General Meeting. Beneficial owners of ordinary shares and holders of ADSs may direct how your shares are voted without attending the General Meeting by following the instructions in the voting instruction card provided by your broker, trustee, or depositary, as applicable. The Chairman has stated that he intends to vote all shares in respect of which he has been appointed proxy but without direction as to how to vote the shares in favor of all resolutions considered at the meeting. Accordingly, shareholders who do not wish their shares to be voted by the Chairman as proxy in favor of all four (4) resolutions expected to be considered should either direct the Chairman how they wish their shares to be voted, appoint another proxy to vote their shares in accordance with the directions on the proxy form, or attend the Spill Meeting in person to vote their shares.

Revocation of Proxies

Holders of ordinary shares can revoke their proxy at any time before it is voted at the General Meeting by either:

•	Submitting another timely, later–dated proxy by mail;

•	Delivering timely written notice of revocation to our Secretary; or

•	Attending the General Meeting and voting in person.

If your ordinary shares are held beneficially in street name or you are an ADS holder, you may revoke your proxy by following the instructions provided by your broker, trustee, nominee or depositary, as applicable.

Absence of Appraisal Rights

We are incorporated under the laws of Australia and, accordingly, are subject to the Corporations Act. Under the Corporations Act, our shareholders are not entitled to appraisal rights with respect to any of the proposals to be acted upon at the General Meeting.

RESOLUTIONS TO BE VOTED ON

Note: The exact text of each resolution is set forth in the Notice of General Meeting: Agenda.

Vote Required for Approval

You may vote “For,” “Against” or “Abstain” on each of the resolutions. Members of the Board are elected by a simple majority of votes cast on the ordinary resolution, either in person or by proxy. There is no minimum number of votes required to pass an ordinary resolution electing a director. Neither broker non–votes nor abstentions will affect the outcome of the resolution. Neither a vote of “Abstain” nor a broker non-vote affects the number of shares needed to achieve a majority vote on a resolution. An abstention or broker non-vote is treated as if the shares so voted are not present for the vote on that resolution. The Chairman has stated that he intends to vote all shares in respect of which he has been appointed proxy but without direction as to how to vote the shares in favor of all resolutions presented at the Spill Meeting. Accordingly, shareholders who do not wish their shares to be voted by the Chairman as proxy in favor of all four (4) resolutions expected to be considered at the meeting should either direct the Chairman how they wish their shares to be voted, appoint another proxy to vote their shares in accordance with the directions on the proxy form, or attend the Spill Meeting in person to vote their shares.

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The number of directors elected may vary, depending on the results of the vote on the resolutions below. See “GENERAL INFORMATION—Number of Directors” above.

Recommendations of the Board

The Board of Directors has determined not to make a recommendation to shareholders as to how they should vote with respect to the four (4) resolutions to elect directors to be considered at the Spill Meeting. On the other hand, the Managing Director, Terence Barr, in his capacity as a shareholder, has nominated Peter Hill, Gregory Shannon and Denis Rakich for the Board and recommends that the shareholders approve the election of these nominees.

Resolution 1—Election of Dr. Peter Hill as a Director

Dr. Peter Hill, 68, has over 40 years of experience in the oil industry. He commenced his career in 1972 and spent 22 years in senior positions at British Petroleum including Chief Geologist, Chief of Staff for BP Exploration, President of BP Venezuela and Regional Director for Central and South America. Dr. Hill then worked as Vice President of Exploration at Ranger Oil Ltd. in England (1994-1995), Managing Director Exploration and Production at Deminex GMBH Oil in Germany (1995-1997), Technical Director/Chief Operating Officer at Hardy Oil & Gas plc (1998-2000), President and Chief Executive Officer at Harvest Natural Resources, Inc. (2000-2005), Director/Chairman at Austral Pacific Energy Ltd. (2006-2008), independent advisor to Palo Alto Investors (January 2008 to December 2009), Non-Executive Chairman at Toreador Resources Corporation (January 2009 to April 2011), Director of Midstates Petroleum Company, Inc. (April 2013 to March 2015), and interim President and Chief Executive Officer of Midstates Petroleum Company, Inc. (March 2014 to March 2015). Dr. Hill has served as a director of Triangle Petroleum Corporation since November 2009 and as Chairman of the Board since April 2012. From April 2012 to February 2013, Dr. Hill served as Triangle Petroleum Corporation’s Executive Chairman, having served previously as Chief Executive Officer of Triangle since November 2009 and President and Chief Executive Officer of Triangle from November 2009 until May 2011. Dr. Hill has a B.Sc. (Honors) in Geology and a Ph.D. Dr. Hill’s qualifications to sit on the Board of Directors include significant public company governance experience, significant experience as an exploration geologist and over 20 years of general management experience.

Key Attributes, Experience and Skills: Dr. Hill has provided advisory and consultancy roles to hedge funds, banks, and companies involved in the upstream oil and gas sector. He has also held non-executive board positions, Chairman, and been involved in international negotiations at government level. His extensive experience in management, corporate leadership, non-executive directorship and consulting, combined with technical expertise, has provided the skills necessary to lead, build teams and deliver business success. His career path to date is a proven track record of significant value creation for all stakeholders served. The Board has determined that Dr. Hill, if elected to the Board, would qualify as an independent director under NYSE MKT rules.

Other Public Company Board Service: Benton Oil and Gas / Harvest Natural Resources from 2000 to 2006; Austral Pacific from 2006 to 2008.

Recent Past Public Company Board Service: Torreador Resources from January, 2009 to April, 2011; Triangle Petroleum Corporation from November, 2009 to present; Midstates Petroleum from April, 2013 to March, 2015.

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Resolution 2—Election of Mr. Gregory Channon as a Director

Greg Channon, 52, is a geologist with 31 years of global oil and gas experience in a variety of technical and leadership roles. During his career, Mr. Channon has worked with a range of E&P companies, including Santos, Fletcher Challenge Energy, Shell, Swift Energy and Brightoil. Mr. Channon has lived and worked in Australia, New Zealand, USA, Hong Kong, China and Africa. In the United States, he has worked in Appalachia, Colorado, California and Texas. He has sat on the Board of Directors of companies listed on the ASX, TSX and HKSE. In February 2009, Mr. Channon joined Brightoil Petroleum Holdings Limited in Hong Kong, as the Upstream CEO. Upon returning to Australia in December 2011, Mr. Channon consulted with a number of small start-ups, both in Australia and Canada. In July 2014 he began his current position as Chief Executive Officer of Pathfinder Energy Pty Ltd.

Key Attributes, Experience and Skills: During his career, Mr. Channon has gained a vast range of diverse oil and gas expertise, including exploration, operations, development, production, economics and commercial negotiations and IPO start-ups. The Board has determined that Mr. Channon, if appointed to the Board, would qualify as an independent director under NYSE MKT rules

Other Public Company Board Service: Statesman Resources Limited (since January 2007)

Recent Past Public Company Board Service: Sirocco Energy Limited (December 2011 – May 2015), Brightoil Petroleum (Holdings) Limited (February 2009 – December 2011)

Resolution 3—Election of Mr. Denis Rakich as a Director

Denis Rakich, 62, was appointed Company Secretary of Samson Oil & Gas Limited on June 18, 1998. In this role, Mr. Rakich is responsible for the legal, financial and corporate management of the Company.

Key Attributes, Experience and Skills: Mr. Rakich is an accountant with extensive corporate experience within the petroleum services, petroleum and mineral production and exploration industries. Mr. Rakich has had over 30 years’ experience in the management of public companies listed on the ASX with extensive knowledge of the ASX Listing Rules and Corporations Act within Australia. He is a member of the Australian Society of Accountants. The Board has determined that Mr. Rakich, if elected to the Board, would not qualify as an independent director under NYSE MKT rules due to Mr. Rakich’s role as the Company’s Secretary.

Other Public Company Board Service: Mr. Rakich is a Director and Company Secretary for Ausgold Ltd. (ASX: AUC), an Australian public company in the resources sector, and Fortune Minerals Limited, a private Australian company.

Recent Past Public Company Board Service: Mr. Rakich has served on the following ASX listed public companies:

Marymia Exploration N.L. – Director / Company Secretary (1988 – November 2001)

Reliance Mining Limited – Director / Company Secretary (February 2003 – August 2004)

Senex Energy Ltd (formerly Victoria Petroleum N.L.) – Company Secretary (June 1988 – June 2010)

A-Cap Resources Limited – Company Secretary (2010 – July 2015)

Resolution 4—Election of Mr. Keith Skipper as a Director

Mr. Keith Skipper has nominated himself for election to the Board.

Keith Skipper, 68, joined the Company as a director in September 2008 and he served as such until October 2015. He is a seasoned global oil and gas executive, exploration geologist, and independent oil and gas producer. Following completion of his graduate work at McMaster University (Canada), where he specialized in sedimentology, his early career was developed at AMOCO (both in North America and abroad at international subsidiaries). He initially came to Australia in 1982 with Bridge Oil Ltd. and was a major contributor to Bridge’s growth, expanded portfolio and development through to the early 1990s. Mr. Skipper returned to Calgary, Alberta in 1992 as a Vice President for PanCanadian Petroleum International to help in the building of an international portfolio for PanCanadian (now part of EnCana). From 1998 to 2005 he was the Executive Vice President for Antrim Energy Inc. in Calgary, Alberta, Canada. From late 2005 to 2008 he was an advisor to Molopo Australia Limited, based in Sydney, Australia. Since 1998, he has been the sole owner and director of Petrosedex Energy International Inc., a private Alberta oil and gas company. Since 2008, he has been co-founder and Executive Director of Australia-based Petrosedex Pty Limited, a privately owned advisory and consulting company, which advises companies, financial and academic institutions on oil and gas matters.

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Key Attributes, Experience and Skills: Mr. Skipper brings to the Board, among his other skills and qualifications, significant experience in the oil and natural gas industry that he gained while serving as a gas executive, exploration geologist, and independent oil and gas producer. In addition, he has significant experience helping private companies. The Board has determined that Mr. Skipper, if elected to the Board, would qualify as an independent director under NYSE MKT rules

Other Public Company Board Service: UIL Energy Limited (ASX: UIL), since November 2014.

Recent Past Public Company Board Service: Rawson Resource Limited (ASX: RAW) from May 2005 to December 2012; Red Sky Energy Limited from February 2007 to December 2009 (ASX: ROG); and Circumpacific Energy Corporation from January 2010 to November 2010 (TSX VENTURE:CER).

Board of Directors

The Board currently consists of four directors: Dr. Victor Rudenno, Mr. Neil Fearis, Dr. DeAnn Craig, and managing director Mr. Terence Barr. Under our constitution, the number of directors on the Board is determined by a resolution of the Board, but may not be fewer than three directors. See “GENERAL INFORMATION—Number of Directors” above.

The following table sets forth certain information regarding the composition of the Board:

Name	Age	Position	Director Since	Current Term to Expire (Year Eligible for Reelection)
Directors
Terence Barr	66	Managing Director	2005	N/A
Dr. DeAnn Craig	64	Director	2011	2016
Mr. Neil Fearis	64	Director	2015	2016
Dr. Victor Rudenno	64	Director	2007	2017

Because (a) Dr. Rudenno and Dr. Craig have elected not to stand for re-election at the Spill Meeting, (b) Mr. Fearis was appointed a director after the October 28, 2015 Annual General Meeting and is therefore not a Vacating Director and (c) Mr. Barr as the Managing Director is not subject to re-election, none of the current directors are nominees for re-election at the General Meeting.

Current Directors

Terence Barr, 66, was appointed Managing Director, Chief Executive Officer and President of the Company in January 2005. Mr. Barr is a petroleum geologist with over 40 years of experience, including 11 years with Santos. In recent years, he has specialized in tight gas exploration, drilling, and completion, and is considered an expert in this field. Prior to joining the Company, Mr. Barr was employed as Managing Director by Ausam Resources from 1999 to 2003 and was the owner of Barco Exploration from 2003 to 2005.

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Key Attributes, Experience and Skills: Mr. Barr brings to the Board, among his other skills and qualifications, significant experience in the oil and natural gas industry that he gained while serving as an executive for the Company, Ausam Resources, and Barco Exploration. With over 40 years of experience, he is considered an expert in the oil and natural gas field.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None.

Dr. DeAnn Craig, 64, joined the Company as a director in July 2011. Dr. Craig brings to the Board a wealth of experience from an exemplary career in the energy industry. During her career, Dr. Craig has been a drilling engineer, a reservoir engineer responsible for reserves determination and property valuation, and progressed to senior management positions in several companies, including Phillips Petroleum, now ConocoPhillips, and CNX Gas. Since February 2009, she has served on the Colorado Oil and Gas Conservation Commission and since January 2009, as an Adjunct Professor at the Colorado School of Mines. From April 2011 to January 2012, Dr. Craig was a consultant for Atlas Energy, L.P. From 2007 until 2009, Dr. Craig was Senior Vice President – Asset Assessment for CNX Gas Corporation, and from 2006 to 2007 Dr. Craig was Consultant for Chevron North American Exploration and Production (CNAEP). Dr. Craig is a graduate of the Colorado School of Mines, from which she holds several degrees, including a Bachelor of Science in Chemical and Petroleum Refining Engineers and a Bachelor of Science in Mineral Engineering Chemistry. She also has a Master of Science in Mineral Economics, a Master of International Political Economy of Resources, a Master of Business Administration, and a Doctor of Philosophy. Dr. Craig is a registered, professional engineer in the State of Colorado. Dr. Craig was unanimously elected for Honorary Membership by the Board of Directors of the Society of Petroleum Engineers (SPE) in recognition of distinguished and noteworthy technical contributions to the profession of petroleum engineering and to the Society in 2015.

Key Attributes, Experience and Skills: Dr. Craig brings to the Board, among her other skills and qualifications, significant experience in the oil and gas industry that she gained while working as a drilling engineer, a reservoir engineer, and most recently, as a consultant. In addition, Dr. Craig is an expert in her field, as she has earned numerous degrees related to petroleum refining, mineral engineering, mineral economics, and international political economy, among other degrees. The Board has determined that Dr. Craig qualifies as an independent director under NYSE MKT rules

Other Public Company Board Service: Atlas Energy Group, LLC (NYSE: ATLS), formerly Atlas Resource Partners, L.P. (NYSE: ARP), since March 2012.

Recent Past Public Company Board Service: None.

Mr. Neil Fearis, 64, is a leading corporate and commercial lawyer in Western Australia specializing in mergers and acquisitions, capital raisings and corporate reconstructions, with a particular focus on the mining and resources sector.

Key Attributes, Experience and Skills: Mr. Fearis has been in practice for more than 35 years and worked as a commercial lawyer in London, Sydney and Perth. He provides corporate and commercial legal advice to public company clients and has advised on some of the largest corporate transactions ever undertaken in Australia. Over the past 5 years, Mr. Fearis has consulted to international law firm Squire Patton Boggs. He has been a Director of a number of ASX and TSX-listed companies, primarily though not exclusively in the resources sector. He is currently Non-Executive Chairman of Tiger Resources Limited and serves as a Non-Executive Director on the Boards of Jacka Resources Limited and Golden Cross Resources Limited. The Board has determined that Mr. Fearis qualifies as an independent director under NYSE MKT rules.

Other Public Company Board Service: Tiger Resources Limited (ASX: TGS), Jacka Resources Limited (ASX: JKA), Golden Cross Resources Limited (ASX: GCR)

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Recent Past Public Company Board Service: Carnarvon Petroleum Limited (ASX: CVN) (ceased December 2013), Magma Metals Limited (ASX: MMW) (ceased 2012), Perseus Mining Limited (ASX: PRU) (ceased November 2013)

Dr. Victor Rudenno, 64, joined the Company as a director in April 2007. In 1984, Dr. Rudenno transitioned to the investment industry as a mining and energy analyst working for firms such as James Capel, DBSM, and Prudential Bache. In 1995, he moved to the corporate side of investment banking and worked for a number of leading firms, including Macintosh Corporate, Deutsche Bank, Hartley Poynton, and CBIC. He was voted among the top three Australian energy analysts in 1994 by Business Review Weekly.

In 2000, Dr. Rudenno co–founded Equity Capital Markets Ltd., an investment bank specializing in corporate advice and capital raising, which merged with Interfinancial in 2005 and was subsequently acquired by Tolhurst Limited in 2007. Since April 2009, Dr. Rudenno has been the principal and Executive Director of Revaluate Pty Limited, a corporate advisory firm specializing in resource project valuations. Dr. Rudenno is also a Senior Fellow and Chartered Professional (Management) of the Financial Services Institute of Australia and a Fellow of the Australian Institute of Mining and Metallurgy. He holds a Bachelor of Mining Engineering degree, a Master of Commerce degree, and a Doctor of Philosophy for his thesis on mining economics. He is the author of the textbook, The Mining Valuation Handbook.

Key Attributes, Experience and Skills: Dr. Rudenno brings to the Board, among his other skills and qualifications, significant experience in finance and the resources industry that he gained while serving as an executive in broking and investment banking. In addition, Dr. Rudenno is also an expert on mining economics and valuation, as he earned a Doctor of Philosophy for his thesis on this subject and also authored a textbook on resource valuation. The Board has determined that Dr. Rudenno qualifies as an independent director under NYSE MKT rules.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: Pilbara Minerals Limited (ASX: PLS) from August 2010 to May 2013.

New Director Nominees

Dr. Peter Hill – See “Resolution 1 – Election of Dr. Peter Hill to the Board” for biographical information about Dr. Hill.

Mr. Gregory Channon – See “Resolution 2 – Election of Mr. Gregory Channon to the Board” for biographical information about Mr. Channon.

Mr. Denis Rakich – See “Resolution 3 – Election of Mr. Denis Rakich to the Board” for biographical information about Mr. Rakich.

Mr. Keith Skipper – See “Resolution 4 – Election of Mr. Keith Skipper to the Board” for biographical information about Mr. Skipper. Mr. Skipper is a former director of the Company.

Former Directors

Eugene McColley joined the Company as a director in 2013 and resigned on August 5, 2015, citing personal circumstances and other opportunities. Mr. McColley’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board has determined that Mr. McColley was independent under NYSE MKT rules at all times during his tenure on the Board.

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Audit Committee Report

Our management is responsible for the preparation of our financial statements and our independent auditor, Hein & Associates LLP (“Hein”), is responsible for auditing our annual financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States (“US GAAP”). The Audit Committee is responsible for, among other things, reviewing and selecting our independent auditor, reviewing our annual and interim financial statements and pre–approving all engagement letters and fees for auditing services.

In the performance of its oversight function in connection with our financial statements as of and for the fiscal year ended June 30, 2015, the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management and Hein. The Audit Committee’s review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	Discussed with Hein the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	Received the written disclosures and the letter from Hein regarding its communications with the Audit Committee concerning independence as required by the Public Company Accounting Oversight Board and discussed Hein’s independence with Hein; and

•	Reviewed and approved the services provided by Hein.

Based upon the reports and discussions described above, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to in its charter, the Audit Committee recommended to the Board, and the Board approved, that the Company’s audited financial statements be included in our Annual Report on Form 10–K for the fiscal year ended June 30, 2015, as filed with the Securities and Exchange Commission on September 15, 2015.

AUDIT COMMITTEE:
Dr. Victor Rudenno
Dr. DeAnn Craig
Keith Skipper*

* Mr. Keith Skipper was not re-elected to the Board of Directors at the 2015 AGM and therefor no longer serves on the Company’s Audit Committee.

ORDINARY SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This section sets forth information regarding the beneficial ownership of our ordinary shares, including ordinary shares held by means of ADSs, by certain holders of our ordinary shares and by our executive officers and directors. Beneficial ownership has been determined in accordance with applicable SEC rules, pursuant to which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire voting or investment power within 60 days.

As of November 17, 2015, Samson had one beneficial owner of more than 5% of the Company’s ordinary shares, as set forth in the table below. All information concerning security ownership of certain beneficial owners is based upon filings made by such persons with the SEC or upon information provided by such persons to us.

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	Ordinary Shares Beneficially Owned
Name	Amount of Ordinary Shares	Percent of Total Ordinary Shares
Robert E. Mead(1)	222,167,260	7.83%

_________________

(1)    Based on a Form 13G/A filing made by the shareholder on February 6, 2015, which listed the shareholder as owning 11,108,363 ADSs (prior to the change in the ADS exchange ratio). The shareholder’s address is 3653 Maplewood Ave., Dallas, TX 75205.

The following table sets forth information regarding beneficial ownership of our ordinary shares by our executive officers and directors, as well as the nominees for director, as of November 17, 2015. Except as otherwise indicated, (i) the address of the persons listed below is c/o Samson Oil & Gas Limited, 1331 17th Street, Suite 710, Denver, CO 80202 and (ii) the persons listed below, to our knowledge, have sole voting and investment power with respect to all shares of ordinary shares shown as beneficially owned by them, subject to the application of community property laws where applicable. To the Company’s knowledge, none of the ordinary shares held by our executive officers and directors have been pledged as security as of that date. Beneficial ownership representing less than 1% is denoted with an asterisk.

	Ordinary Shares Beneficially Owned
Name	Amount of Ordinary Shares	Percent of Total Ordinary Shares
Directors and officers
Terence Barr(1)	15,349,304	*
Victor Rudenno(2)	6,434,346	*
DeAnn Craig(3)	4,280,000	*
Robyn Lamont(4)	2,471,978	*
David Ninke(5)	2,112,400	*
Denis Rakich(6)*	200,000	*
Neil Fearis	-	-

Nominees
Gregory Channon(7)	100,000	*
Peter Hill	-	*
Keith Skipper(8)	1,016,502	*

Current Directors and Current Executive Officers as a group (seven persons)	30,848,028	1.1%

 *Mr. Rakich is also a nominee for director at the General Meeting.

(1)   Consists of 14,064,366 ordinary shares, 2,410 ADSs (482,000 ordinary shares), and currently exercisable warrants to purchase 802,938 ordinary shares.

(2)   Consists of 5,892,105 ordinary shares, options currently exercisable to purchase 542,241 ordinary shares.

(3)   Consists of currently exercisable options to purchase 4,000,000 ordinary shares and 1,400 ADSs (280,000 ordinary shares).

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(4)   Consists of 1,961,178 ordinary shares, 2,554 ADSs (510,800 ordinary shares).

(5)   Consists of 10,562 ADSs held free of restrictions (2,112,400 ordinary shares).

(6)   Consists of 200,000 ordinary shares.

(7)   Consists of 100,000 ordinary shares.

(8)   Consists of 936,502 ordinary shares and currently exercisable options to purchase 80,000 ordinary shares.

EXECUTIVE COMPENSATION

Executive Officers of the Company

The following table sets forth certain information with respect to our executive officers.

Name	Age	Position
Terence Barr	66	President, Chief Executive Officer, Managing Director
Robyn Lamont	37	Chief Financial Officer
David Ninke	44	Vice President – Exploration
Denis Rakich	62	Secretary

Terence Barr.  Mr. Barr was appointed President, Chief Executive Officer, and Managing Director of Samson on January 25, 2005.  Mr. Barr is a petroleum geologist with over 40 years of experience, including 11 years with Santos.  In recent years, Mr. Barr has specialized in tight gas exploration, drilling and completion.  Prior to joining Samson, Mr. Barr was employed as Managing Director by Ausam Resources from 1999 to 2003 and was the owner of Barco Exploration from 2003 to 2005.

Robyn Lamont. Ms. Lamont has served as Samson’s Chief Financial Officer since May 1, 2006, prior to which she served as its Financial Controller since 2002. Ms. Lamont graduated from the University of Western Australia in 1999 with a Bachelor of Commerce, majoring in Accounting and Finance. She worked for Arthur Andersen in Perth, Western Australia, for three years and qualified as a Chartered Accountant through the Institute of Chartered Accountants in Australia in 2001.

David Ninke. Mr. Ninke was appointed Vice President – Exploration of Samson Oil & Gas Limited in April 2008. He brings 20 years of geological and geophysical exploration experience in the following regions: Texas and Louisiana Gulf Coast, the Rockies, and the north slope of Alaska. From May 2002 to April 2008, Mr. Ninke served as a Senior Geologist/Geophysicist with Aspect Energy, LLC in Denver, Colorado, prior to which he worked with BP in Anchorage, Alaska and Killam Oil Co., Ltd. in San Antonio, Texas. He holds an undergraduate degree in geology from Wittenberg University and a graduate degree in geology from Bowling Green State University.

Denis Rakich, F.C.P.A. Mr. Rakich is an Australian certified public accountant and has been employed as Samson’s Secretary since June 18, 1998.  He has served as a corporate secretary for more than 20 years within the petroleum services, petroleum and mineral production and exploration industries, and currently serves as a Director and Company Secretary for Ausgold Ltd. (ASX: AUC), an Australian public company in the resources sector, and Fortune Minerals Limited, a public unlisted company. Mr. Rakich also served as the company secretary of Acap Resources (ASX: ACB) until his resignation on July 3, 2015. He is a member of the Australian Society of Accountants.

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Employment Agreements

Our employment agreements with some of our executive officers provide that the executive officer will receive benefits if his or her employment is terminated (other than for cause) by our Company, by the executive officer’s death or disability, or in certain circumstances following a change in control. These arrangements reinforce and encourage those executive officers’ continued attention and dedication to their duties without the distraction arising from the possibility of a change in control of our Company and are intended to facilitate a smooth transition in the event of a change in control of our Company. In addition, these arrangements provide our executive officers with severance to help ease their financial transition from our Company. In accordance with Australian legal requirements, Mr. Barr’s amended employment agreement does not provide for any benefits payable upon a change in control. The details and amount of these benefits are described in the table below “—Potential Payments Upon Termination or Change in Control.”

On September 26, 2013, the Compensation Committee approved the renewal of the employment contracts of all four of its executive officers. Chief Executive Officer Terry Barr’s employment contract was extended until December 31, 2015, and Chief Financial Officer Robyn Lamont and Vice President of Exploration David Ninke’s employment contracts, which do include severance provisions triggered by a change in control, were extended until December 31, 2016.

As of the date hereof, Mr. Barr’s employment agreement is set to expire on December 31, 2015. If his employment agreement is not extended on or before December 31, 2015, he will become an employee “at-will” subject to termination without notice. The expiration of Mr. Barr’s employment agreement would not terminate his service as the managing director and CEO of the Company, which would continue until otherwise determined by the Board of Directors.

Executive Officer Compensation in Fiscal Year Ended June 30, 2015

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by our principal executive officer, our principal financial officer, and our two other executive officers, other than the principal executive officer and principal financial officer, who were serving as executive officers as of June 30, 2015 (the “named executive officers”). Following Mr. Dan Gralla’s resignation from his position as the Vice President – Engineering on May 30, 2014, the Company does not have a fifth executive officer.

Name and Principal Position	Fiscal Year Ended June 30	Salary ($)(5)	Accrued Bonus ($)(5)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compen- sation ($)(4)(5)	Total ($)(5)
Terence M. Barr	2015	400,000	62,260	(2)	–	–		–	28,887	491,147
Managing	2014	400,000	33,740	(1)	–	–		–	21,714	455,454
Director,	2013	400,000	–		–	–		–	27,924	427,924
Chief Executive Officer and President

Robyn Lamont	2015	242,000	32,959	(2)	–	–		–	35,867	310,826
Chief Financial	2014	242,000	17,861	(1)	–	–		–	32,999	292,860
Officer	2013	242,000	–		–	31,043	(3)	–	30,863	303,906

David Ninke	2015	276,716	37,688	(2)	–	–		–	33,628	348,032
Vice President–	2014	276,716	20,423	(1)	–	–		–	30,952	328,091
Exploration	2013	276,716	–		–	31,043	(3)	–	32,556	340,315

Denis Rakich	2015	149,037	9,276	(2)	–	–		–	15,088	173,401
Secretary	2014	163,350	5,812	(1)	–	–		–	12,208	181,370
	2013	127,332	–		–	22,174	(3)	–	12,674	162,180

(1)    This represents the portion of the bonus for the calendar year ended December 31, 2014 expensed during the fiscal year ended June 30, 2014.

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(2)    This represents the portion of the bonus for the calendar year ended December 31, 2014 expensed during the fiscal year ended June 30, 2015. This bonus, including the bonus accrued during the fiscal year ended June 30, 2014 was paid during the current year.

(3)    This value represents the portion of the expense recognized during the applicable year.

(4)    The amounts for 2015 entitled “All Other Compensation” are detailed in the following table.

(5)    Any amounts paid in Australian dollars have been converted to US dollars based on the average rate for the year ended June 30, 2013, 2014 and 2015 as appropriate.

Name	Qualified Retirement Plan Employer Match ($)(1)		Premium Towards Health Insurance Plans ($)(1)	Automobile Running Costs ($)(1)

Terence Barr	17,750		7,467	3,670
Robyn Lamont	17,750		13,242	4,875
David Ninke	17,750		14,117	1,761
Denis Rakich	15,088	(2)	-	-

(1)	Any amounts paid in Australian dollars have been converted to US dollars based on the average rate for the year ended June 30, 2015.

(2)	Australian law superannuation contributions made by the Company.

Grants of Plan–Based Awards

No grants of plan-based awards were made in the fiscal year ended June 30, 2015.

Outstanding Equity Awards

There are no outstanding stock options, stock that has not vested or other equity incentive plan awards held by our named executive officers as of June 30, 2015. All stock options held by our named executives expired unexercised on December 31, 2014 (October 31, 2014 with respect to the options held by Mr. Barr).

Option Exercises and Stock Vested

During the fiscal year ended June 30, 2015, no stock options, restricted stock or other similar instruments vested or were exercised by our named executive officers.

Pension Benefits

We do not have any tax–qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our executive officers in connection with their retirement.

Non-Qualified Defined Contribution and Other Deferred Compensation Plans

We do not have any non–qualified defined contribution plan or other deferred compensation plans that provide for payments or other benefits to our executive officers.

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Potential Payments upon Termination or Change in Control

The table below reflects estimated amounts of compensation payable by us to each of our executive officers (except for Mr. Rakich who does not have an employment agreement with the Company) upon their termination of employment with us. The actual amounts to be paid out can only be determined at the time of such executive officer’s termination. Regardless of the manner in which an executive officer terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	accrued salary;

•	ordinary share options awarded, to the extent vested;

•	any amounts payable pursuant to the terms of company plans and policies (e.g. incentive compensation plan, unused vacation pay, any distributions due under health or disability insurance plans);

•	reimbursement of expenses incurred prior to the date of termination; and

•	amounts contributed and vested under our 401(k) plan.

If an executive officer’s employment is terminated without cause, or for death or disability, then we will also pay the executive officer an amount equal to his or her total salary for the difference between the 90 days’ notice of termination (12 months for Mr. Barr) that is required by each employment agreement, and the actual notice given by the Company, subject to all appropriate withholdings and deductions. A “resignation with good reason” of an executive officer is treated the same as a termination without cause by the Company. A change in compensation or benefits not permitted under the employment agreement, including a failure to have a cash bonus plan in place, can be the basis for a resignation with good reason under the employment agreements.

For the two executive officers whose employment agreement contains a change in control provision, if there is a change in control of the Company at any time during the term of the employment agreement, whether before or after any notice of termination without cause, then the executive officer shall be entitled to receive notice of the effective date of termination 12 months prior to such date. If there is a change in control during the term of the employment agreement and the Company provides executive officer with a notice of termination that is less than the change in control notice period, then the severance payments shall be based on the difference between the change in control notice period and the actual notice given by the Company. Such payments will be lump sum payments payable upon the employee entering into a release agreement satisfactory to the Company. In accordance with Australian legal requirements, Mr. Barr’s employment agreement does not provide for any severance payments upon a change in control.

A “change in control” is generally deemed to occur under the employment agreements if (i) any person, entity or group becomes the beneficial owner, directly or indirectly, of 50.1% or more of the voting securities of the Company; or (ii) as a result of, or in connection with, any tender offer, exchange offer, merger, business combination, sale of assets or contested election of directors, the persons who were directors of the Company immediately before such a transaction no longer constitute a majority of the directors of the Company; or (iii) the Company is merged or consolidated with another corporation or entity and, as a result of the merger or consolidation, less than 50.1% of the outstanding voting securities of the surviving corporation or entity is then owned in the aggregate by the former shareholders of the Company; or (iv) the Company transfers all or substantially all of its assets to another company which is not a wholly owned subsidiary of the Company.

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Because the vote to be taken at the Spill Meeting is a contested election, if the directors immediately prior to the Spill Meeting no longer constitute a majority of the Board after the meeting, a change in control would be deemed to have occurred. As a result, the executive officers whose employment agreements contain change in control provisions, Ms. Lamont and Mr. Ninke, would be entitled to the payments described below upon the termination of their employment (other than for cause) following a change in control.

The following table shows the potential payments upon termination of employment of our executive officers as of June 30, 2015. For the purposes of this table, it is assumed that the terminated employee receives the maximum payment under his or her employment agreement with the Company. A termination “Without Cause” also includes a termination for “Good Reason,” as defined in each executive officer’s employment agreement.

Name	Termination Event	Cash Severance Payment ($)	Accelerated Vesting ($)	Continuation of Additional Benefits ($)	Total ($)
Terence M. Barr	Voluntary or For Cause:	–	–	–	–
	Without Cause:	440,000	–	6,542	446,542
	Disability:	440,000	–	–	440,000
	Death:	440,000	–	–	440,000
	Change in Control:	–	–	–	–

Robyn Lamont	Voluntary or For Cause:	–	–	–	–
	Without Cause:	60,500	–	6,143	66,643
	Disability:	60,500	–	6,143	66,643
	Death:	60,500	–	–	60,500
	Change in Control:	242,000	–	24,573	266,573

David Ninke	Voluntary or For Cause:	–	–	–	–
	Without Cause:	69,179	–	6,494	75,673
	Disability:	69,179	–	6,494	75,673
	Death:	69,179	–	–	69,179
	Change in Control:	276,717	–	25,977	302,694

Denis Rakich	Voluntary or For Cause:	–	–	–	–
	Without Cause:	–	–	–	–
	Disability:	–	–	–	–
	Death:	–	–	–	–
	Change in Control:	–	–	–	–

Other Change of Control Provisions

Under the Company’s Credit Agreement with Mutual of Omaha Bank (the “Bank”), a “change of control” is one of the enumerated events of default that entitle the Bank to various remedies, including the acceleration of the Company’s repayment obligations for all amounts borrowed thereunder. A “change of control” under the Credit Agreement would occur if, among other things, Mr. Barr ceases to be the managing director and CEO of the Company and is not replaced with a new managing director and CEO acceptable to the Bank under the Credit Agreement within 90 days.

Director Compensation

For the fiscal year ended June 30, 2015, each member of the Board based in Australia received A$80,000 per annum. Each member of the Board based in the United States of America received US$80,000 per annum. The chairman of the Board received an additional A$25,000 per annum. Dr. Rudenno is currently serving as the chairman of the Board. The U.S. dollar amounts are in the table directly below. Mr. Barr receives no additional compensation for serving as a director. Mr. Fearis was not a director during the fiscal year ended June 30, 2015.

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Director Summary Compensation Table

The following table summarizes the compensation we paid to our non–employee directors during fiscal year ended June 30, 2015.

				Australian
				superannuation
	Fees Earned			contributions
	or Paid	Stock	Option	made by the
	in Cash	Awards	Awards	Company	Total
Name	($)(1)	($)	($)	($)	($)(1)
Victor Rudenno	88,011	-	-	-	88,011
Keith Skipper(2)	67,056	-	-	-	67,056
DeAnn Craig	80,000	-	-	-	80,000
Eugene McColley(3)	80,000	-	-	-	80,000

(1) Any amounts paid in Australian dollars have been converted to US dollars based on the average rate for the year ended June 30, 2015.

(2) Mr. Keith Skipper was not re-elected to the Board of Directors at the Annual General Meeting held on October 29, 2015.

(3) Mr. Eugene McColley resigned from the Board of Directors on August 5, 2015.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes the securities authorized for issuance under the Company’s equity compensation plans as of June 30, 2015.

Plan Category	(a) Ordinary Shares to be Issued Upon Exercise of Outstanding Options	(b) Weighted-average Exercise Price of Outstanding Options ($)	(c) Ordinary Shares Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by our stockholders	-	-	-
Equity compensation plans not approved by our stockholders	8,000,000	$0.09	-

Under the Company’s Stock Option Plan, and in accordance with Australian law, the Company’s constitution, and the listing rules of the ASX, the Board or an authorized committee of the Board may from time to time grant options, determine the exercise price per share of any option grant, and determine the amount, intervals, and terms upon which each option shall become exercisable. The Board may from time to time amend, suspend or terminate the Stock Option Plan.

POLICY REGARDING RELATED PERSON TRANSACTIONS

The Audit Committee has adopted a written policy regarding the review and approval of transactions between the Company and any “related person.” Pursuant to the Audit Committee charter, the Audit Committee must review any transaction involving the Company and any related party at least once a year or upon any significant change in the transaction or relationship. The Audit Committee shall also oversee any related party transactions. For these purposes, a “related party transaction” includes any transaction required to be disclosed pursuant to Item 404 of SEC Regulation S–K, as it may be amended from time to time.

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There have been no transactions between the Company and any related person since July 1, 2013 which were required to be disclosed by applicable SEC regulations.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. To our knowledge, based solely on a review of the copies of such reports available to us and written representations that no other reports were required, we believe that all reporting obligations of our officers, directors and greater than ten percent stockholders under Section 16(a) were satisfied during the year ended June 30, 2015. Based on the information available to us for the current fiscal year to date, we believe that all applicable Section 16(a) filing requirements were met on a timely basis except that Mr. Rakich was late filing one Form 4 report regarding one purchase transaction due to his prior misunderstanding that U.S. transaction reporting requirements applied only to directors and not officers, as is the case in Australia.

CORPORATE GOVERNANCE

General

Our business is managed under the direction of the Board. In connection with its oversight of our operations and governance, the Board has adopted, among other things, the following:

•	a Code of Business Conduct and Ethics to provide guidance to directors, officers and employees with regard to certain ethical and compliance issues; and

•	charters of the Audit Committee and Compensation Committee of the Board.

Each of these documents can be viewed on our website at www.samsonoilandgas.com . We will disclose on our website any amendment or waiver of the Code of Business Conduct and Ethics in the manner required by SEC and NYSE MKT rules. Copies of the foregoing documents and disclosures are available without charge to any person who requests them. Requests should be directed to Samson Oil & Gas Limited, 1331 17th Street, Suite 710, Denver, Colorado 80202.

The Board meets regularly to review significant developments affecting us and to act on matters requiring its approval. Directors are requested to make attendance at meetings of the Board and Board committees a priority, to come to meetings prepared, having read any materials provided to them prior to the meetings and to participate actively in the meetings. The Board held 10 meetings during the fiscal year ended June 30, 2015 and acted 8 times by written consent. No director, during his period of service in this fiscal year, attended fewer than 75% of the total number of meetings of the Board and committees on which he served. Directors attend the General Meeting when it is felt the cost of travel to the meeting is justified. All directors attended the 2014 General Meeting.

Board Leadership Structure and Risk Management

Dr. Rudenno serves as our Chairman of the Board and our lead independent director. His duties in that role include presiding at executive sessions of the independent directors, reviewing agendas for board meetings, reviewing with the Managing Director, Chief Executive Officer and President his annual goals and objectives, and consulting with the Board regarding its evaluation of the performance of the Managing Director, Chief Executive Officer and President. The Board believes that Dr. Rudenno’s leadership as lead independent director, together with the Board’s supermajority of independent directors and other aspects of its governance, has provided appropriate independent oversight to Board decisions.

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Mr. Barr currently serves as our Managing Director, Chief Executive Officer and President. Each of our current directors other than Mr. Barr is an independent director under the rules of the NYSE MKT. Mr. Barr has served as Managing Director, Chief Executive Officer and President since January 2005. Accordingly, the Board believes that he is uniquely qualified to be the person who typically sets the agenda for, and leads discussions of, strategic issues for the Company.

The Board oversees the risks involved in the Company’s operations as part of its overall oversight function, integrating risk management into the Company’s overall compliance policies and procedures. While the Board has the ultimate oversight responsibility for the risk management process, the Audit Committee has specific responsibilities relating to risk management. Among other things, the Audit Committee, pursuant to its charter, addresses Company policies with respect to risk assessment and risk management, and reviews major risk exposures (whether financial, operating or otherwise) and the guidelines and policies that management has put in place to govern the process of assessing, controlling, managing and reporting such exposures. The independent directors of the Board consider risk and risk management issues in the course of performing their duties with respect to compensation and governance issues, respectively.

Board Committees

The composition and primary responsibilities of the Audit Committee and the Compensation Committee are described below.

The Audit Committee currently consists of Drs. Craig and Rudenno. Dr. Rudenno took over as Chair of the Audit Committee effective July 1, 2015. Mr. Eugene McColley resigned from the Board of Directors and the Audit Committee on August 5, 2015. Mr. Keith Skipper was not re-elected to the Board of Directors on October 29, 2015 and is therefore no longer a member of the Audit Committee. The primary function of the Audit Committee is to assist the Board in its oversight of our financial reporting process. Among other things, the committee is responsible for reviewing and selecting our independent registered public accounting firm and reviewing our accounting practices. The Board has determined that Dr. Rudenno qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S–K and that each member of the committee is independent under applicable NYSE MKT and SEC rules. See “Board of Directors – Current Directors” for a summary of the business experience of each member of the committee. During the fiscal year ended June 30, 2015, the Audit Committee held four meetings and acted nil times by written consent.

The Compensation Committee currently consists of Drs. Rudennno and Craig. At present time, the Compensation Committee does not have a chairperson. Mr. Eugene McColley resigned from the Board of Directors and the Compensation Committee on August 5, 2015. Mr. Keith Skipper, the former chair, was not re-elected to the Board of Directors on October 29, 2015 and is therefore no longer a member of the Compensation Committee. The purpose of the Compensation Committee is to (i) discharge the Board’s responsibilities relating to the compensation of Samson’s executive officers and directors, (ii) review and discuss with management the Compensation Discussion and Analysis to be included in the U.S. Proxy Statement and Annual Report on Form 10–K and (iii) prepare the Compensation Committee Report required by Securities and Exchange Commission rules for inclusion in Samson’s annual report and U.S. Proxy Statement in order to recommend that the Compensation Discussion and Analysis be included in such U.S. Proxy Statement and annual report. The Board has determined that each member of the Compensation Committee is (i) independent under applicable NYSE MKT rules, (ii) a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and (iii) an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). During the fiscal year ended June 30, 2015, the Compensation Committee held six meetings and acted nil times by written consent. The members of the Compensation and Audit Committees also communicate frequently by email.

The Compensation Committee endeavors to ensure that compensation programs are designed to encourage high performance, promote accountability and align the affected employees’ interests with those of the Company’s shareholders.

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Due to the Company’s small size and limited number of directors and officers, the Company does not have a nominating committee at present, although the Board has adopted a charter for a Corporate Governance and Nominating Committee of the Board if one is formally established. The three independent directors perform certain functions of a nominating committee; in particular, the independent directors: (i) oversee compliance by Samson, the Board and its committees with corporate governance principles; (ii) advise the Board with respect to the structure and composition of committees of the Board, (iii) are responsible for overseeing the annual review of the Board’s performance, (iv) recommend the compensation of the Company’s directors, and (v) address related matters. The full Board votes when selecting Board nominees. The Board believes that it is able to adequately perform the responsibilities of a nominating committee at this time.

The Board does not have a formal policy with respect to the consideration of diversity when assessing directors and directorial candidates, but considers diversity as part of its overall assessment of the board’s functioning and needs. The Board may retain a search firm to assist it in identifying potential candidates, but it has not done so to date.

The Board does not currently have a policy or specified procedures in place pursuant to which security holders may recommend nominees to the Board of Directors. We believe that the Board of Directors can appropriately consider and respond to shareholder nominations.

Director Independence

The Board has determined that, other than Mr. Barr, each current member of the Board is independent under NYSE MKT rules. Pursuant to these rules “independent director” means a person other than an executive officer or employee of the Company. No director qualifies as independent unless the issuer’s board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, there are a number of specific criteria that would disqualify a director from being considered independent, none of which apply to the Company’s three independent directors.

Managing Director

The Company’s constitution enables the Board to appoint one or more managing directors. The Board may delegate any of the powers of the Board to a managing director, as permitted by applicable law. The Board may remove the managing director from the office of managing director at any time. The Company’s Constitution exempts the managing director from retiring by rotation with the rest of the members of the Board, and the managing director is therefore never up for election at any annual or special meeting of the shareholders.

Non–Management Sessions

The Board meets in executive session from time to time without management as it deems necessary.

Communicating with the Board of Directors

Interested parties may direct correspondence to the Board or to any individual director by mail to the following address: Samson Oil & Gas Limited, Attn: Chairman, Board of Directors, 1331 17th Street, Suite 710, Denver, Colorado 80202.

Communications should indicate (i) the type and amount of Samson securities held by the person submitting the communication, if any, and/or the nature of the person’s other interest in Samson, (ii) any personal interest the person has in the subject matter of the communication and (iii) the person’s mailing address, e–mail address and telephone number. Unless the communication relates to an improper topic (e.g., it contains offensive content or advocates that we engage in illegal activities) or it fails to satisfy the procedural requirements of the policy, we will deliver it to the person(s) to whom it is addressed.

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OTHER MATTERS

Proposals by Holders of Ordinary Shares and Holders of ADSs

Any proposal that a holder of ordinary shares or ADSs wishes to include in proxy materials for our 2016 Annual General Meeting of shareholders pursuant to SEC Rule 14a–8 must be received no later than Monday, June 13, 2016 and must be submitted in compliance with the rule. If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. Proposals should be directed to Samson Oil & Gas Limited, Attn: Secretary, Level 16, AMP Building, 140 St. Georges Terrace, Perth, Western Australia 6000.

Pursuant to SEC Rule 14a–4(c)(1), if our Secretary receives any shareholder proposal at the address listed above after Thursday, August 25, 2016 that is intended to be considered at the 2016 Annual General Meeting without inclusion in the U.S. Proxy Statement for the meeting, all proxies will have discretionary authority to vote on such proposal.

Notwithstanding the foregoing, any nomination for director that a shareholder wishes to propose for consideration at the 2016 Annual General Meeting of shareholders, but does not seek to include in our U.S. Proxy Statement under applicable SEC rules, must be received at our principal executive offices no later than 30 business days before the 2016 Annual General Meeting pursuant to Section 3.5 of the Company’s Constitution. Section 3.5 of our Constitution also requires that the Company receive a consent to act as a director signed by the person who is nominated at least 30 business days before the 2016 Annual General Meeting. Any such proposal must be an appropriate subject for shareholder action under applicable law and must otherwise proceed pursuant to the Company’s Constitution and the Corporations Act 2001.

By order of the Board of Directors,

/s/ Denis Rakich
Secretary

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PROXY FORM

The Secretary

Samson Oil & Gas Limited

Level 16, AMP Building

140 St Georges Terrace

PERTH WA 6000

I/We _______________________________________________________________Full Name – Block Letters) of ___________________________________________________________ being a member of Samson Oil & Gas Limited hereby appoint _______________________________ to exercise ______________% of my/our voting rights (Name of 1st Proxy)

__________________________________ to exercise ___________________% of my/our voting rights

(2nd Proxy - Optional)

or in his/her absence, or if no individual or body corporate is named, the Chairman of the Meeting as my/our proxy/proxies to act generally and to vote on my/our behalf at the General Meeting of the Company to be held at 11.00am on Wednesday, 27 January 2016 and at any adjournment thereof in accordance with the following directors (or if no directions have been given, and to the extent permitted by law, as the proxy see fits).

The Chairman of the Meeting will act as your proxy if you do not appoint someone or if the appointed proxy does not attend the Meeting. THE CHAIRMAN OF THE MEETING INTENDS TO VOTE ALL SHARES IN RESPECT OF WHICH HE HAS BEEN APPOINTED PROXY BUT WITHOUT DIRECTION AS TO HOW TO VOTE THE SHARES IN FAVOUR OF ALL RESOLUTIONS TO BE CONSIDERED AT THE MEETING. In exceptional circumstances, the Chairman of the Meeting may change his voting intentions on any resolution, in which case an ASX announcement will be made.

THEREFORE, IF YOU DO NOT WISH YOUR SHARES TO BE VOTED BY THE CHAIRMAN IN THIS MANNER AS YOUR PROXY, IT IS IMPORTANT THAT YOU EITHER:

(1)	DIRECT THE CHAIRMAN HOW TO VOTE ON EACH RESOLUTION;

(2)	APPOINT SOMEONE ELSE TO ACT AS YOUR PROXY IN ACCORDANCE WITH DIRECTIONS ON THE PROXY FORM; OR

(3)	ATTEND THE GENERAL MEETING IN PERSON TO VOTE YOUR SHARES

If you mark the Abstain box for an item, you are directing your proxy not to vote on your behalf on a show of hands or a poll and your votes will not be counted in computing the required majority.

	RESOLUTIONS	FOR	AGAINST	ABSTAIN
1	To elect Peter Hill as a director	☐	☐	☐
2	To elect Gregory Channon as a director	☐	☐	☐
3	To elect Denis Rakich as a director	☐	☐	☐
4	To elect Keith Skipper as a director	☐	☐	☐

Dated this ______________________________day of_______________________2015/6.

_______________________________________________

Signature of Member signature of Joint Member or if a company:

Sole Director and Sole Company Secretary	Director	Director / Company Secretary

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INSTRUCTIONS FOR APPOINTMENT OF PROXY

(1)	A member entitled to attend and vote at the Meeting is entitled to appoint not more than two proxies.

(2)	Where more than one proxy is appointed, each proxy must be appointed to represent a specified proportion of the member's voting rights. If that proportion is not specified, each proxy may exercise one-half of the member’s voting rights.

(3)	A proxy need not be a member of the Company.

Forms to appoint proxies and the Power of Attorney (if any) under which it is signed or an office copy or certified copy thereof must be deposited with the Company at the registered office, Level 16, AMP Building, 140 St Georges Terrace, Perth, or faxed to the Company (Fax No: (08) 9220 9820 and for overseas shareholders: 618 9220 9820, not less than 48 hours before the time for holding the Meeting.

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